Exhibit 21.1

SUBSIDIARIES OF BECTON, DICKINSON AND COMPANY

Name of Subsidiary	State of Jurisdiction of Incorporation	Percentage of Voting Securities Owned
Accuri Cytometers, Inc.	Delaware	100%
Atto BioScience, Inc.	Delaware	100%
Alverix, Inc.	Delaware	100%
B-D (Cambridge U.K.) Ltd.	United Kingdom	100	%(1)
Becton Dickinson Biosciences, Systems and Reagents Inc.	California	100%
BD Holding S. de R.L. de C.V.	Mexico	100	%(1)
Becton Dickinson Matrex Holdings, Inc.	Delaware	100%
BD Norge AS	Norway	100	%(1)
BD Rapid Diagnostic (Suzhou) Co., Ltd.	China	100	%(1)
BDIT Singapore Pte. Ltd.	Singapore	100	%(1)
BD (West Africa) Limited	Ghana	100	%(1)
BDX INO LLC	Delaware	100%
Becton Dickinson AcuteCare Holdings, Inc.	Delaware	100%
Becton Dickinson Advanced Pen Injection Systems GmbH	Switzerland	100	%(1)
Becton Dickinson Argentina S.R.L.	Argentina	100	%(1)
Becton Dickinson Asia Limited	Hong Kong	100	%(1)
Becton Dickinson Asia Pacific Limited	British Virgin Islands	100%
Becton Dickinson Austria Holdings GmbH	Austria	100	%(1)
Becton Dickinson Austria GmbH	Austria	100	%(1)
Becton Dickinson Benelux N.V.	Belgium	100	%(1)
Becton Dickinson Canada Inc.	Canada	100	%(1)
Becton Dickinson Caribe Ltd.	Cayman Islands	100	%(1)
Becton Dickinson Croatia d.o.o.	Croatia	100	%(1)
Becton Dickinson de Colombia Ltda.	Colombia	100	%(1)
Becton Dickinson Czechia s.r.o.	Czech Republic	100	%(1)
Becton Dickinson del Uruguay S.A.	Uruguay	100	%(1)
Becton Dickinson Distribution Center N.V.	Belgium	100	%(1)
Becton Dickinson East Africa Ltd.	Kenya	100	%(1)
Becton Dickinson Guatemala S.A.	Guatemala	100	%(1)
Becton Dickinson Hellas S.A.	Greece	100	%(1)
Becton Dickinson Hungary Kft.	Hungary	100	%(1)
Becton Dickinson India Private Limited	India	100	%(1)
Becton Dickinson Infusion Therapy AB	Sweden	100	%(1)
Becton Dickinson Infusion Therapy A/S	Denmark	100	%(1)
Becton Dickinson Infusion Therapy B.V.	Netherlands	100	%(1)
Becton Dickinson Infusion Therapy Holdings AB	Sweden	100	%(1)

(1)	Owned by a wholly-owned subsidiary of Becton, Dickinson and Company

Becton Dickinson Infusion Therapy Systems Inc., S.A. de C.V.	Mexico	100	%(1)
Becton Dickinson Infusion Therapy UK	United Kingdom	100	%(1)
Becton Dickinson Infusion Therapy Systems Inc.	Delaware	100%
Becton Dickinson Infusion Therapy Holdings UK Limited	United Kingdom	100	%(1)
Becton Dickinson Insulin Syringe, Ltd.	Cayman Islands	100	%(1)
Becton Dickinson Ithalat Ihracat Limited Sirketi	Turkey	100	%(1)
Becton Dickinson Korea Holding, Inc.	Delaware	100%
Becton Dickinson Korea Ltd.	Korea	100	%(1)
Becton Dickinson Malaysia, Inc.	Oregon	100%
Becton Dickinson (Mauritius) Limited	Mauritius	100%
Becton Dickinson Medical (S) Pte Ltd.	Singapore	100	%(1)
Becton Dickinson Medical Devices Co. Shanghai Ltd.	P.R.C.	100	%(1)
Becton Dickinson Medical Devices Co. Ltd., Suzhou	P.R.C.	100	%(1)
Becton Dickinson Medical Products Pte. Ltd.	Singapore	100%
Becton Dickinson Ltd.	New Zealand	100	%(1)
Becton Dickinson O.Y.	Finland	100	%(1)
Becton Dickinson Overseas Services Ltd.	Nevada	100%
Becton Dickinson Pen Limited	Ireland	100	%(1)
Becton Dickinson Penel Limited	Cayman Islands	100	%(1)
Becton Dickinson Philippines, Inc.	Philippines	100	%(1)
Becton Dickinson Polska Sp.z.o.o.	Poland	100	%(1)
Becton Dickinson Pty. Ltd.	Australia	100	%(1)
Becton Dickinson (Pty) Ltd.	South Africa	100	%(1)
Becton Dickinson Sdn. Bhd.	Malaysia	100	%(1)
Becton Dickinson Service (Pvt.) Ltd.	Pakistan	100%
Becton Dickinson Sample Collection GmbH	Switzerland	100	%(1)
Becton Dickinson Slovakia s.r.o.	Slovakia	100	%(1)
Becton Dickinson (Thailand) Limited	Thailand	100	%(1)
Becton Dickinson Venezuela, C.A.	Venezuela	100	%(1)
Becton Dickinson Venture LLC	Delaware	100%
BD Ventures LLC	New Jersey	100%
Becton Dickinson Vostok LLC	Russia	100	%(1)
Becton Dickinson, S.A.	Spain	100	%(1)
Becton Dickinson (Royston) Limited	United Kingdom	100	%(1)
Becton, Dickinson A.G.	Switzerland	100	%(1)
Becton, Dickinson Aktiebolag	Sweden	100	%(1)
Becton, Dickinson and Company, Ltd.	Ireland	100	%(1)
Becton, Dickinson B.V.	Netherlands	100	%(1)
Becton, Dickinson de Mexico, S.A. de C.V.	Mexico	100	%(1)
Becton Dickinson France S.A.S.	France	100	%(1)
Becton Dickinson GmbH	Germany	100	%(1)
Becton, Dickinson Industrias Cirurgicas, Ltda.	Brazil	100	%(1)
Becton, Dickinson Italia S.p.A.	Italy	100	%(1)
B-D U.K. Holdings Limited	United Kingdom	100	%(1)
Becton Dickinson U.K. Limited	United Kingdom	100	%(1)
Bedins Vermont Indemnity Company	Vermont	100%
Benex Ltd.	Ireland	100	%(1)
BioVenture Centre Pte. Ltd.	Singapore	100%
Cell Analysis Systems, Inc.	Illinois	100	%(1)
Clontech Laboratories UK Limited	United Kingdom	100	%(1)

Corporativo BD de Mexico, S. de R.L. de C.V.	Mexico	100	%(1)
Cytopeia	Washington	100%
D.L.D., Ltd.	Bermuda	100	%(1)
Dantor S.A	Uruguay	100	%(1)
Difco Laboratories Incorporated	Michigan	100%
Difco Laboratories Limited	United Kingdom	100	%(1)
Distribuidora BD Mexico, S.A. de C.V.	Mexico	100	%(1)
Procesos para Esterilizacion, S.A. de C.V.	Mexico	100	%(1)
Franklin Lakes Enterprises, L.L.C.	New Jersey	100%
GeneOhm Sciences Canada Inc.	Canada	100	%(1)
Healthcare Holdings in Sweden AB	Sweden	100	%(1)
HandyLab, Inc.	Delaware	100%
IBD Holdings LLC	Delaware	50	%(1)
Staged Diabetes Management LLC	New Jersey	50	%(1)
Matrex Salud, de R.L. de C.V	Mexico	50	%(1)
Med-Safe Systems, Inc.	California	100%
Nippon Becton Dickinson Company, Ltd.	Japan	100	%(1)
PharMingen	California	100%
Phase Medical, Inc.	California	100	%(1)
PreAnalytiX GmbH	Switzerland	50	%(1)
Abastecedora de Dispositivos Medicos JL S.A. de C.V.	Mexico	100	%(1)
TriPath Imaging, Inc.	Delaware	100%
TriPath Oncology, Inc.	Delaware	100	%(1)
Becton Dickinson Europe Holdings S.A.S.	France	100	%(1)
Becton Dickinson Management GmbH & Co. KG	Germany	100	%(1)
Becton Dickinson Verwaltungs GmbH	Germany	100	%(1)
Becton Dickinson Ireland Holding Limited	Ireland	100	%(1)
Becton Dickinson Luxembourg S.a.r.L.	Luxembourg	100	%(1)
Becton Dickinson Holdings Pte Ltd.	Singapore	100	%(1)
Becton Dickinson Luxembourg LLC	Delaware	100	%(1)
Becton Dickinson Luxembourg II LLC	Delaware	100%
Becton Dickinson Luxembourg II S.C.S.	Luxembourg	95%/5	%(1)
Becton Dickinson Luxembourg Holdings S.a.r.L	Luxembourg	100	%(1)
Becton Dickinson Luxembourg Holdings II S.a.r.L	Luxembourg	100	%(1)
Becton Dickinson Sweden Holdings AB	Sweden	100	%(1)
Carmel Pharma Pty.Ltd.	Australia	100	%(1)
Carmel Pharma AB	Sweden	100	%(1)
Carmel Pharma GmbH	Germany	100	%(1)
Becton Dickinson (Gibraltar) Management Limited	Gibraltar	100	%(1)
Becton Dickinson Asia Holdings Ltd.	Gibraltar	100	%(1)
Becton Dickinson Luxembourg LLC S.C.S.	Luxembourg	100	%(1)
Becton Dickinson Worldwide Investments Sa.r.L.	Luxembourg	100	%(1)
Becton Dickinson (Gibraltar) Holdings Ltd.	Gibraltar	100	%(1)
Becton Dickinson Management S.a.r.L	Luxembourg	100	%(1)
Becton Dickinson Bermuda L.P.	Bermuda	100	%(1)
Becton Dickinson Luxembourg Finance S.a.r.L.	Luxembourg	100	%(1)
Becton Dickinson (Gibraltar) Limited	Gibraltar	100	%(1)
Becton Dickinson Netherlands Holdings B.V.	Netherlands	100	%(1)
Becton Dickinson Netherlands Holdings II B.V.	Netherlands	100	%(1)

Sirigen, Inc.	California	100%
Sirigen Limited	United Kingdom	100	%(1)
Sirigen Group Limited	United Kingdom	100	%(1)
Sirigen II Limited	United Kingdom	100	%(1)
Safety Syringes, Inc.	California	100%
Kiestra Lab Automation U.K. Ltd.	United Kingdom	100	%(1)
BD Rx Inc.	Delaware	100%
BD Kiestra BV	Netherlands	100	%(1)
Chemocato LLC	Delaware	100	%(1)
Cato Software Solutions Polska sp.z.o.o.	Poland	100	%(1)
Becton Dickinson GSA Beteilgungs GmbH	Germany	100	%(1)
Becton Dickinson Zambia	Zambia	100	%(1)
PT Becton Dickinson Indonesia	Indonesia	100	%(1)
Alverix (M) Sdn. Bhd.	Malaysia	100	%(1)
CareFusion Corporation	Delaware	100%
CareFusion Australia 316 Pty Limited	Australia	100	%(1)
CareFusion Austria 322 GmbH	Austria	100	%(1)
CareFusion D.R. 203 Ltd.	Bermuda	100	%(1)
CareFusion BH 335 d.o.o.	Bosnia & Herzegovina	100	%(1)
Intermed Equipamento Médico Hospitalar Ltda.	Brazil	100	%(1)
STAR - Servicos de Assistencia Tecnica A Equipamento Medico Hospitalar Ltda.	Brazil	100	%(1)
CareFusion Canada 307 ULC	Canada	100	%(1)
Cardinal Health Trading (Shanghai) Co. Ltd.	China	100	%(1)
CareFusion Asia (HK) Limited	China	100	%(1)
CareFusion (Shanghai) Commercial and Trading Co. Limited	China	100	%(1)
CareFusion Hong Kong Limited	China	100	%(1)
Shenzhen Vital Signs - KTL Medical Instrument Co., Ltd.	China	100	%(1)
Vital Signs Hong Kong Limited	China	100	%(1)
Zibo Qiaosend Medical Articles Co., Ltd.	China	100	%(1)
CareFusion Denmark 329 A/S	Denmark	100	%(1)
CareFusion Finland 320 Oy	Finland	100	%(1)
CareFusion France 309 S.A.S.	France	100	%(1)
CareFusion Germany 234 GmbH	Germany	100	%(1)
CareFusion Germany 277 GmbH	Germany	100	%(1)
CareFusion Germany 318 GmbH	Germany	100	%(1)
CareFusion Germany 326 GmbH	Germany	100	%(1)
CareFusion Germany 506 GmbH	Germany	100	%(1)
Cardinal Health India Private Limited	India	100	%(1)
Care Fusion Development Private Limited	India	100	%(1)
VIASYS Healthcare Ireland Limited	Ireland	100	%(1)
CareFusion Israel 330 Ltd.	Israel	100	%(1)
CareFusion Italy 237 S.p.A	Italy	100	%(1)
CareFusion Italy 311 S.r.l.	Italy	100	%(1)
CareFusion Italy 312 S.p.A.	Italy	100	%(1)
CareFusion Italy 327 S.r.l.	Italy	100	%(1)
CareFusion Japan 233 K.K.	Japan	100	%(1)

CareFusion Japan 324 GK	Japan	100	%(1)
CareFusion Korea 334 Limited Yuhan Hoesa	Korea	100	%(1)
CareFusion Malaysia 325 Sdn Bhd	Malaysia	100	%(1)
CareFusion Mauritius 502 Ltd.	Mauritius	100	%(1)
CareFusion Mexico 215 S.A. de C.V.	Mexico	100	%(1)
Enturia de México S. de R.L. de C.V.	Mexico	100	%(1)
Productos Urólogos de México SA de C.V.	Mexico	100	%(1)
Sistemas Médicos ALARIS, S.A. de C.V.	Mexico	100	%(1)
CareFusion Netherlands 238 B.V.	Netherlands	100	%(1)
CareFusion Netherlands 310 B.V.	Netherlands	100	%(1)
CareFusion Netherlands 328 B.V.	Netherlands	100	%(1)
CareFusion Netherlands 503 B.V.	Netherlands	100	%(1)
CareFusion Netherlands 504 B.V.	Netherlands	100	%(1)
CareFusion Netherlands Financing 283 C.V.	Netherlands	100	%(1)
Dutch American Manufacturers (D.A.M.) B.V.	Netherlands	100	%(1)
CareFusion New Zealand 313 Limited	New Zealand	100	%(1)
CareFusion Norway 315 A/S	Norway	100	%(1)
CareFusion Portugal 332- Productos Médicos, Lda.	Portugal	100	%(1)
CareFusion RUS 333 Limited Liability Company	Russia	100	%(1)
CareFusion Singapore 243 Pte. Ltd.	Singapore	100	%(1)
CareFusion S.A. 319 (Proprietary) Limited	South Africa	100	%(1)
CareFusion Iberia 308 S.L.	Spain	100	%(1)
Grupo Sendal S.L.	Spain	100	%(1)
Sendal, S.L	Spain	100	%(1)
Hispadial, S.L	Spain	100	%(1)
CareFusion Sweden 314 AB	Sweden	100	%(1)
Vital Signs Sweden Aktiebolag	Sweden	100	%(1)
CareFusion Switzerland 317, Sarl	Switzerland	100	%(1)
CareFusion Turkey Tibbi Cihazlar Ticaret Anonim Sirketi	Turkey	100	%(1)
CareFusion 323 JLT	United Arab Emirates	100	%(1)
CareFusion U.K. 232 Limited	United Kingdom	100	%(1)
CareFusion U.K. 235 Limited	United Kingdom	100	%(1)
CareFusion U.K. 236 Limited	United Kingdom	100	%(1)
CareFusion U.K. 244 Limited	United Kingdom	100	%(1)
CareFusion U.K. 286 Limited	United Kingdom	100	%(1)
CareFusion U.K. 305 Limited	United Kingdom	100	%(1)
CareFusion U.K. 306 Limited	United Kingdom	100	%(1)
Sendal U.K. Ltd.	United Kingdom	100	%(1)
U.K. Medical, Ltd.	United Kingdom	100	%(1)
U.K. Medical Holdings Ltd.	United Kingdom	100	%(1)
Bird Products Corporation	California	100	%(1)
Medegen, LLC	California	100	%(1)
SensorMedics Corporation	California	100	%(1)
Cardal II, LLC	Delaware	100	%(1)
CareFusion 202, Inc.	Delaware	100	%(1)
CareFusion 203, Inc.	Delaware	100	%(1)
CareFusion 206, Inc.	Delaware	100	%(1)
CareFusion 207, Inc.	Delaware	100	%(1)
CareFusion 211, Inc.	Delaware	100	%(1)
CareFusion 213, LLC	Delaware	100	%(1)
CareFusion 2200, Inc.	Delaware	100	%(1)

CareFusion 2201, Inc.	Delaware	100	%(1)
CareFusion 302, LLC	Delaware	100	%(1)
CareFusion 303, Inc.	Delaware	100	%(1)
CareFusion 304, LLC	Delaware	100	%(1)
CareFusion Manufacturing, LLC	Delaware	100	%(1)
CareFusion Resources, LLC	Delaware	100	%(1)
CareFusion Solutions, LLC	Delaware	100	%(1)
EME Medical, Inc.	Delaware	100	%(1)
IVAC Overseas Holdings L.P.	Delaware	100	%(1)
VIASYS Holdings Inc.	Delaware	100	%(1)
Vital Signs, Inc.	Delaware	100	%(1)
CareFusion 205, Inc.	Illinois	100	%(1)
Enturican, Inc.	Kansas	100	%(1)
Vital Signs Sales Corporation	New Jersey	100	%(1)
Surgical Site Solutions, inc.	Wisconsin	100	%(1)